                     EXHIBIT "A" TO SCHEDULE 13D RELATING TO
                    COMMON SHARES OF BRANDYWINE REALTY TRUST

         The following are the directors and executive officers of RAI Real Estate Advisers, Inc., a Pennsylvania corporation, and certain information relating thereto:

                                                                                              PRESENT
                                                            BUSINESS                         PRINCIPAL
      NAME(1)                    TITLE                      ADDRESS                          OCCUPATION
      ----                       -----                     -------                           ----------
Richard K. Layman              President,         259 Radnor-Chester Road                 Managing Director of
                                Director          Suite 200                               Radnor Advisors, Inc. (2)
                                                  Radnor, PA  19087

William F. Martin            Executive Vice       259 Radnor-Chester Road                 Managing Director of
                               President,         Suite 200                               Radnor Advisors, Inc. (2)
                                Director          Radnor, PA  19087

Donna E. Torpey                 Treasurer         259 Radnor-Chester Road                 Treasurer of Radnor
                                                  Suite 200                               Advisors, Inc. (2)
                                                  Radnor, PA  19087

Kathleen M. Hands            Vice President       259 Radnor-Chester Road                 Vice President of Radnor
                                                  Suite 200                               Advisors, Inc. (2)
                                                  Radnor, PA  19087

John S. Randolph, Jr.          Secretary          259 Radnor-Chester Road                 Self-employed attorney
                                                  Suite 200
                                                  Radnor, PA 19087

(1) All of the executive officers and directors of RAI Real Estate Advisors, Inc. are United States citizens.

(2) The principal business of Radnor Advisors, Inc. is providing real estate investment and development advisory services and its principal business address is 259 Radnor-Chester Road, Suite 200, Radnor, PA 19087.


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